                                                                    EXHIBIT 99.1

CONTACT:
Jerry Wong
Poet Holdings, Inc.
(650) 577-2500
jwong@poet.com

      POET HOLDINGS, INC. ANNOUNCES THIRD QUARTER REVENUES OF $1.8 MILLION


SAN MATEO, CALIFORNIA -- OCTOBER 23, 2001 -- Poet Holdings, Inc. (Neuer Markt:
POXA), a leading provider of Supplier Enablement solutions, today announced financial results for the three month period ended September 30, 2001.

Revenues for the third quarter of fiscal 2001 decreased 44%, to $1.8 million, as compared with revenues of $3.3 million for the quarter ended September 30, 2000. The net loss for the quarter ended September 30, 2001 was $3.3 million, or $0.30 per share, based on weighted average shares outstanding of 10,848,000, compared to a net loss of $2.5 million, or $0.24 per share, for the quarter ended September 30, 2000, based on weighted average shares outstanding of 10,691,000. Revenues from the sale of products for the third quarter of fiscal 2001 decreased 59%, or $1.5 million, to $1.1 million as compared with product revenues of $2.6 million for the quarter ended September 30, 2000.

"We are certainly disappointed with the financial results of Q3," said Dirk Bartels, president and CEO of the company. "The events of September 11 and the slowing economy had a serious negative impact on our ability to close business during the last few weeks of the quarter. We are hopeful though that business will begin to recover in the fourth quarter and are currently forecasting revenues between $2.4 to $2.7 million for the period. We successfully implemented cost reductions during the third quarter of fiscal 2001 and lowered our expenses compared to the second quarter of fiscal 2001 by approximately $0.5 million. We will continue cost reductions during the next two quarters to lower significantly our cost structure to address the current economic environment. We currently have $24 million in cash reserves and believe that we are well positioned to successfully emerge from the current economic downturn. We are very excited about our new eSS customers, including Mitsubishi, Linde and Schaefer Shop, which further establish the viability of our products and services in the B2B Supplier Enablement market. In addition, we closed follow-on business in our FastObjects product line including Siemens and Datacard, and we closed promising new accounts with the Simatic group of Siemens, the National Simulation Center and Immunex, which demonstrates our viable position in the embedded database market."

Product license revenues attributable to eSS decreased approximately $0.7 million, or 71%, to $0.3 million in the quarter ended September 30, 2001, from approximately $1.0 million in the quarter ended September 30, 2000. Product license revenues attributable to Poet's object database product line, FastObjects, decreased approximately $0.6 million, or 44%, to $0.8 million in the quarter ended September 30, 2001, from approximately $1.4 million in the quarter ended September 30, 2000. Total consulting and training revenues increased approximately $62,000, or 22%, to $342,000 in the quarter ended September 30, 2001, from $280,000 in the quarter ended September 30, 2000. Total maintenance and support revenues remained relatively unchanged in the quarter ended September 30, 2001 as compared to the quarter ended September 30, 2000 at $0.4 million.

Total operating expenses for the quarter ended September 30, 2001 decreased approximately $1.1 million to $4.7 million as compared to $5.8 million for the same period in 2000. Selling and marketing expenses decreased approximately $0.4 million, to $3.0 million, in the quarter ended September 30, 2001 as compared to $3.4 million in the quarter ended September 30, 2000 primarily as a result of decreased sales and marketing personnel and related expenses. Research and development expenses decreased approximately $0.4 million in the quarter ended September 30, 2001, to $0.8 million, as compared to $1.2 million in the quarter ended September 30, 2000. This decrease was primarily attributable to a reduction in research and development personnel and a reduction in the number of outside consultants hired to perform research and development.

About Poet Holdings, Inc.

Poet Holdings, Inc. offers comprehensive supplier enablement applications for B2B eCommerce. The Poet eSupplier Solutions (formerly named eCS) product family helps enterprises to establish new business relationships with their partners, customers and buying organizations, and to efficiently develop new distribution channels through electronic marketplaces.

The Company also provides "FastObjects by Poet" (formerly named OSS), the award-winning object database designed for management of complex data in embedded systems and applications.

Poet Holdings, Inc. is headquartered in San Mateo, California, with offices throughout the US and Western Europe. The Company is traded on the Frankfurt Stock Exchange (Neuer Markt: POXA). For more information, visit www.poet.com or call 650-577-2500.


                                       ###


This press release contains forward-looking statements based on current expectations that involve risks and uncertainties, including risks associated with uncertainties pertaining to the timing and level of customer orders, demand for and market acceptance of products and services, development of markets for Poet Holdings, Inc. products and services, the U.S. and global economies, currency exchange fluctuations, revenue projections and other risks identified in Poet Holdings, Inc. SEC filings, including our report filed on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission. Due to these risks and uncertainties, Poet Holdings, Inc.'s actual results, events and performance may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Poet Holdings, Inc. undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The unaudited financial statements that follow should be read in conjunction with the notes set forth in PoetHoldings, Inc. Form 10-K filed with the United States Securities and Exchange Commission.

                      POET HOLDINGS, INC. AND SUBSIDIARIES
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
               (in thousands, except share and par value amounts)


                                        ASSETS

                                                                                             September 30,   December 31,
                                                                                                 2001            2000
                                                                                             -------------   ------------
Current assets:
   Cash and equivalents                                                                         $ 11,079       $ 18,747
   Short term investments                                                                         13,334         10,421
   Accounts receivable (net of allowances of $498 and $478 in 2001 and 2000, respectively)         1,944          3,751
   Inventories and other current assets                                                              310            438
                                                                                                --------       --------
     Total current assets                                                                         26,667         33,357
Property, furniture and equipment, net                                                             1,250          1,308
Long term investments                                                                                 --          4,003
Other assets                                                                                         345            239
                                                                                                --------       --------
Total assets                                                                                    $ 28,262       $ 38,907
                                                                                                ========       ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                                             $    774       $  1,252
   Accrued liabilities                                                                             1,693          1,891
   Deferred revenue                                                                                  891          1,043
   Current portion of debt (including capital lease obligations)                                     117            244
                                                                                                --------       --------
     Total current liabilities                                                                     3,475          4,430
                                                                                                --------       --------
Long term obligation                                                                                                 95
Stockholders' equity:
   Preferred stock, $0.001 par value; 3,000,000 shares authorized; no shares outstanding              --             --
   Common stock, $0.001 par value; 100,000,000 shares authorized
   Shares outstanding:  2001 - 10,858,335; 2000 - 10,818,867;                                         11             11
   Additional paid in capital                                                                     66,301         66,217
   Deferred stock compensation                                                                      (182)          (353)
   Accumulated deficit                                                                           (41,644)       (31,893)
   Accumulated other comprehensive income                                                            301            400
                                                                                                --------       --------
     Total stockholders' equity                                                                   24,787         34,382
                                                                                                --------       --------
Total liabilities and stockholders' equity                                                      $ 28,262       $ 38,907
                                                                                                ========       ========

                      POET HOLDINGS, INC. AND SUBSIDIARIES
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)


                                                                     Three Months Ended             Nine Months Ended
                                                                        September 30,                 September 30,
                                                                   -----------------------       -----------------------
                                                                     2001           2000           2001           2000
                                                                   --------       --------       --------       --------
Revenues:
     Product                                                       $  1,060       $  2,568       $  4,824       $  6,566
     Consulting and training                                            342            280          1,158            916
     Support and maintenance                                            443            445          1,416          1,244
                                                                   --------       --------       --------       --------
Total revenues                                                        1,845          3,293          7,398          8,726
                                                                   --------       --------       --------       --------
Costs and operating expenses:
     Cost of product                                                     66             86            190            262
     Cost of consulting and training                                    328            250            907            789
     Cost of support and maintenance                                    280            335            901            906
     Selling and marketing                                            2,988          3,393         10,418          9,297
     Research and development                                           849          1,231          3,024          3,420
     General and administrative                                         814          1,081          2,498          2,608
     Amortization of deferred stock compensation (*)                     56             92            168            362
                                                                   --------       --------       --------       --------
                 Total costs and operating expenses                   5,381          6,468         18,106         17,644
                                                                   --------       --------       --------       --------
Operating loss                                                       (3,536)        (3,175)       (10,708)        (8,918)
                                                                   --------       --------       --------       --------
Other income (expense):
     Interest expense                                                    (3)            (8)           (17)           (29)
     Interest income and other, net                                     289            640          1,044          1,909
                                                                   --------       --------       --------       --------
     Total other income (expense), net                                  286            632          1,027          1,880
                                                                   --------       --------       --------       --------
Loss before income taxes                                             (3,250)        (2,543)        (9,681)        (7,038)
Income tax expense                                                      (31)            (5)           (70)           (46)
                                                                   --------       --------       --------       --------
Net loss                                                             (3,281)        (2,548)        (9,751)        (7,084)
                                                                   ========       ========       ========       ========
Other comprehensive income (loss)                                       189             73            (99)           (83)
                                                                   --------       --------       --------       --------
Comprehensive loss                                                 $ (3,092)      $ (2,475)      $ (9,850)      $ (7,167)
                                                                   ========       ========       ========       ========
Basic and diluted net loss per share                               $  (0.30)      $  (0.24)      $  (0.90)      $  (0.67)
                                                                   ========       ========       ========       ========
Shares used in computing basic and diluted net loss per share        10,848         10,691         10,819         10,623
                                                                   ========       ========       ========       ========

(*) Amortization of deferred stock compensation
    Cost of consulting and training                                $      6       $     10       $     18       $     41
    Cost of support and maintenance                                       3              4              8             16
    Selling and marketing                                                25             40             74            160
    Research and development                                             16             26             49            105
    General and administrative                                            6             12             19             40
                                                                   --------       --------       --------       --------
                                                                   $     56       $     92       $    168       $    362
                                                                   ========       ========       ========       ========